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                                                                Exhibit 99.J

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated February 11, 2000, on the December 31, 1999 financial statements of STI Classic Variable Trust, included in Post-Effective Amendment No. 9 to the Registration Statement on Form N1-A, and to all references to our Firm included in or made part of this Registration Statement File No. 33-91476.


/s/ Arthur Andersen LLP

Philadelphia, PA
 April 21, 2000